UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A

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Moleculin Biotech, Inc.
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Moleculin Announces Intention to Adjourn 2020 Annual Meeting of Stockholders to June 15, 2020
HOUSTON, May 8, 2020 /PRNewswire/ -- Moleculin Biotech, Inc., (Nasdaq: MBRX) ("Moleculin" or the "Company"), a clinical stage pharmaceutical company with a broad portfolio of drug candidates targeting highly resistant tumors, today announced its intention to adjourn its 2020 Annual Meeting of Stockholders.
The adjourned Annual Meeting will be held on June 15th, 2020 at 1:30pm CT due to Harris County, Texas’ recently extended stay-at-home order. To ensure the health and safety of its employees, shareholders, and others who attend the Annual Meeting, Moleculin will continue to carefully monitor the situation.
Moleculin previously provided notice to shareholders that its 2020 Annual Meeting will be held at 1:30pm CT at its offices located at 5300 Memorial Drive, Suite 950, Houston, Texas 77007 on May 12th, 2020. Moleculin intends to call the meeting to order and immediately adjourn the meeting to June 15th, 2020 at 1:30pm.
Please note that the proxy card included with the previously distributed proxy materials will not be updated to reflect the adjournment and may continue to be used to vote shares in connection with the Annual Meeting. If you have already voted, you do not need to vote again.
No business will be conducted at the meeting on May 12th, 2020 other than to adjourn the meeting to a later date. Announcement of the voting results of the meeting will be deferred until the adjourned meeting.
Moleculin may determine to convert its Annual Meeting from an in-person meeting to a virtual meeting. If Moleculin takes this step, the Company will announce the decision to do so in advance, and provide details on participation through a press release issued by the Company.
About Moleculin Biotech, Inc.
Moleculin Biotech, Inc. is a clinical stage pharmaceutical company focused on the development of a broad portfolio of oncology drug candidates for the treatment of highly resistant tumors. The Company's clinical stage drugs are: Annamycin, a Next Generation Anthracycline, designed to avoid multidrug resistance mechanisms with little to no cardiotoxicity being studied for the treatment of relapsed or refractory acute myeloid leukemia, more commonly referred to as AML, WP1066, an Immune/Transcription Modulator capable of inhibiting p-STAT3 and other oncogenic transcription factors while also stimulating a natural immune response, targeting brain tumors, pancreatic cancer and hematologic malignancies, and WP1220, an analog to WP1066, for the topical treatment of cutaneous T-cell lymphoma. Moleculin is also engaged in preclinical development of additional drug candidates, including additional Immune/Transcription Modulators, as well as compounds capable of Metabolism/Glycosylation Inhibition.
For more information about the Company, please visit http://www.moleculin.com.
Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Although Moleculin believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Moleculin Biotech has attempted to identify forward-looking statements by terminology including ''believes,'' ''estimates,'' ''anticipates,'' ''expects,'' ''plans,'' ''projects,'' ''intends,'' ''potential,'' ''may,'' ''could,'' ''might,'' ''will,'' ''should,'' ''approximately'' or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under Item 1A. "Risk Factors" in our most recently filed Form 10-K filed with the Securities and Exchange Commission ("SEC") and updated from time to time in our Form 10-Q filings and in our other public filings with the SEC. Any forward-looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Contacts
James Salierno / Carol Ruth
The Ruth Group
973-255-8361 / 917-859-0214
jsalierno@theruthgroup.com
cruth@theruthgroup.com